    As filed with the Securities and Exchange Commission on February 7, 2000
                                                     Registration No. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                   N2H2, INC.
             (Exact name of registrant as specified in its charter)


               Washington                                      91-1686754
      (State or other jurisdiction                (I.R.S. Employer Identification No.)
    of incorporation or organization)
                                                             John F. Duncan
      900 Fourth Avenue, Suite 3400                   900 Fourth Avenue, Suite 3400
        Seattle, Washington 98164                       Seattle, Washington 98164
(Address of Principal Executive Offices,                     (206) 336-1501
           including zip code)                    (Name, address and telephone number,
                                               including area code, of agent for service)

                       1997 Stock Option Plan, as amended
                             1999 Stock Option Plan
                   1999 Nonemployee Director Stock Option Plan
                     1999/2000 Transition Stock Option Plan
                      Nonqualified Stock Option Agreement
                              for David W. Arnold
                      Nonqualified Stock Option Agreement
                               for Eric H. Posner
                      Nonqualified Stock Option Agreement
                             for William A. Golding
                      Nonqualified Stock Option Agreement
                           for A. Farzeen Mohazzabfar
                      Nonqualified Stock Option Agreement
                           for Richard P. Giacchetti
                      Nonqualified Stock Option Agreement
                           for Mathew F. Highsmith
                              (Full Title of Plans)

                                   Copies to:
                               Gregory L. Anderson
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                       Maximum       Proposed Maximum   Proposed Maximum
   Title of Securities                               Amount To Be     Offering Price       Aggregate          Amount of
    To Be Registered                                Registered (1)       Per Share      Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------------
1997 Stock Option Plan, as amended
 Common stock, no par value                             900,691       $   0.5254 (2)       $   473,223(2)       $     125

 Common stock, no par value                              49,918       $  15.0315 (3)       $   750,342(3)       $     198

1999 Stock Option Plan
 Common stock, no par value                           1,226,124       $   3.2979 (2)       $ 4,043,634(2)       $   1,068

 Common stock, no par value                              67,001       $  15.0315 (3)       $ 1,007,126(3)       $     266

1999/2000 Transition Stock Option Plan, as amended
 Common stock, no par value                             837,800       $  12.3604 (2)       $10,355,543(2)       $   2,734

 Common stock, no par value                             412,200       $  15.0315 (3)       $ 6,195,984(3)       $   1,636

1999 Nonemployee Director Stock Option Plan
 Common stock, no par value                               3,750       $  11.00   (2)       $    41,250(2)       $      11

 Common stock, no par value                              83,750       $  15.0315 (3)       $ 1,258,888(3)       $     332

Nonqualified Stock Option Agreements
 Common stock, no par value                             600,000       $   9.0625           $ 5,437,500          $   1,436

 Common stock, no par value                             150,000       $  10.28125          $ 1,542,188          $     407

 Common stock, no par value                             150,000       $  10.3125           $ 1,546,875          $     408

 Common stock, no par value                             130,000       $   9.125            $ 1,186,250          $     313

 Common stock, no par value                             150,000       $  10.2815           $ 1,542,225          $     407

 Common stock, no par value                             180,000       $  20.7188           $ 3,729,384          $     985
          Total                                       4,941,234                            $39,110,412          $  10,326
=========================================================================================================================

(1) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of the N2H2.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the prices at which the options granted as of the filing date of this registration statement may be exercised. With respect to the 1997 Stock Option Plan, as amended, the per share offering price of $0.5254 represents the weighted average of the exercise prices of currently outstanding grants. With respect to the 1999 Stock Option Plan, the per share offering price of $3.2979 represents the weighted average of the exercise prices of currently outstanding grants. With respect to the 1999/2000 Transition Stock Option Plan, the per share offering price of $12.3604 represents the weighted average of the exercise prices of currently outstanding grants. With respect to the 1999 Nonemployee Director Stock Option Plan, the per share offering price of $11.00 represents the exercise price of each of the 3,700 shares that have been granted to date.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act for shares of common stock reserved under N2H2's 1997 Stock Option Plan, as amended, 1999 Stock Option Plan, 1999 Nonemployee Director Stock Option Plan and 1999/2000 Transition Stock Option Plan. The price per share is estimated to be $15.0315 based on the average of the high ($15.750) and low ($14.313) sales prices for the Common Stock on February 2, 2000 as reported on the Nasdaq National Market.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

        (a) N2H2's latest Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 30, 1999.

        (b) The description of N2H2's common stock contained in the Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description (File No. 000-26825).

All documents subsequently filed by N2H2 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the common stock being registered is being passed upon by Lane Powell Spears Lubersky LLP. On January 19, 2000, members of that firm owned directly or indirectly an aggregate of approximately 61,687 shares of common stock of N2H2.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

N2H2's restated articles of incorporation include a provision that limits the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists or as it may be amended in the future. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to N2H2 or its shareholders for monetary damages resulting from his or her conduct as a director of N2H2, except liability for:

        - acts or omissions involving intentional misconduct or knowing violations of law,

        -       unlawful distributions, or

        - transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

The restated articles of incorporation also provide that N2H2 will indemnify any individual made a party to a proceeding because that individual is or was a director of N2H2. N2H2 will also advance or reimburse reasonable expenses incurred by that individual prior to the final disposition of the proceeding to the fullest extent permitted by applicable law. In addition, N2H2 maintains director and officer liability insurance coverage under which its directors and officers may be indemnified against any liability they may incur for serving as directors and officers of N2H2.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.


Exhibit
Number         Description
------         -----------
5.1            Opinion of Lane Powell Spears Lubersky LLP

10.1           1997 Stock Option Plan, as amended (incorporated by reference to
               Exhibit 10.5 to N2H2's Registration Statement on Form S-1 (File
               No. 333-78495))

10.2           1999 Stock Option Plan (incorporated by reference to Exhibit 10.6 to N2H2's Registration Statement on Form S-1 (File No. 333-78495))

10.3 1999 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.7 to N2H2's Registration Statement on
               Form S-1 (File No. 333-78495))

10.4           1999/2000 Transition Stock Option Plan (filed herewith)

10.5           Option to purchase Common Stock issued August 24, 1999 to David
               W. Arnold. (incorporated  by reference to Exhibit 10.5 to N2H2's
               Quarterly Report for the period ended June 30, 1999 on form 10-Q)

10.6           Option to purchase Common Stock issued September 30, 1999 to
               Eric H. Posner. (incorporated by reference to Exhibit 10.22 of
               N2H2's Annual Report for the period ended September 30, 1999 on Form 10-K)

10.7           Option to purchase Common Stock issued September 30, 1999 to
               William A. Golding. (incorporated by reference to Exhibit 10.24 of N2H2's Annual Report for the period ended September 30, 1999 on Form 10-K)

10.8           Option to purchase Common Stock issued November 5, 1999 to
               A. Farzeen Mohazzabar. (filed herewith)

10.9           Option to purchase Common Stock issued November 11, 1999 to
               Richard P. Giacchetti. (filed herewith)

10.10          Option to purchase Common Stock issued December 2, 1999 to
               Mathew F. Highsmith. (filed herewith)

23.1           Consent of Independent Accountants

23.2           Consent of Lane Powell Spears Lubersky LLP (included in Exhibit
               5.1)

24.1           Power of Attorney (see signature page)


ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 25th day of January, 2000.

                                N2H2, INC.

                                /s/ John F. Duncan
                                ---------------------------------------
                                By:  John F. Duncan, Vice President --
                                     Chief Financial Officer, Secretary
                                     and Treasurer

                                POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes Peter H. Nickerson and John F. Duncan, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 25th day of January, 2000.


SIGNATURE                               TITLE
---------                               -----
/s/ Peter H. Nickerson                  Chief Executive Officer, President and Chairman of the
-------------------------------         Board (Principal Executive Officer)
    Peter H. Nickerson

/s/ John F. Duncan                      Vice President -- Chief Financial Officer, Secretary
-------------------------------         and Treasurer (Principal Accounting and
    John F. Duncan                      Financial Officer)


/s/ Hollis R. Hill                      Director
-------------------------------
    Hollis R. Hill

/s/ Mark A. Segale                      Director
-------------------------------
    Mark A. Segale

/s/ Richard R. Rowe                     Director
-------------------------------
    Richard R. Rowe

                                INDEX TO EXHIBITS


Exhibit
Number                                    Description
------                                    -----------
5.1            Opinion of Lane Powell Spears Lubersky LLP

10.1           1997 Stock Option Plan, as amended (incorporated by reference to
               Exhibit 10.5 to N2H2's Registration Statement on Form S-1)

10.2           1999 Stock Option Plan (incorporated by reference to Exhibit 10.6 to N2H2's Registration Statement on Form S-1)

10.3 1999 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.7 to N2H2's Registration Statement on
               Form S-1)

10.4           1999/2000 Transition Stock Option Plan (filed herewith)

10.5           Option to purchase Common Stock issued August 24, 1999 to David
               W. Arnold. (incorporated  by reference to Exhibit 10.5 to N2H2's
               Quarterly Report for the period ended June 30, 1999 on form 10-Q)

10.6           Option to purchase Common Stock issued September 30, 1999 to
               Eric H. Posner. (incorporated by reference to Exhibit 10.22 of
               N2H2's Annual Report for the period ended September 30, 1999 on Form 10-K)

10.7           Option to purchase Common Stock issued September 30, 1999 to
               William A. Golding. (incorporated by reference to Exhibit 10.24 of N2H2's Annual Report for the period ended September 30, 1999 on Form 10-K)

10.8           Option to purchase Common Stock issued November 5, 1999 to
               A. Farzeen Mohazzabar. (filed herewith)

10.9           Option to purchase Common Stock issued November 11, 1999 to
               Richard P. Giacchetti. (filed herewith)

10.10          Option to purchase Common Stock issued December 2, 1999 to
               Mathew F. Highsmith. (filed herewith)

23.1           Consent of Independent Accountants

23.2           Consent of Lane Powell Spears Lubersky LLP (included in Exhibit
               5.1)

24.1           Power of Attorney (see signature page)
